EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2000, except for Note 15 for which the date is April 14, 2000, relating to the consolidated financial statements of MyTurn.com, Inc., which appears in MyTurn.com, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP

April 26, 2000














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